Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2024 Second Quarter Results
Revenue Growth More than Doubles Year over Year with Significantly Improved Profitability; Blackbaud Board of Directors Approve Expanded $800 Million Stock Repurchase Authorization
Charleston, S.C. (July 30, 2024) — Blackbaud (NASDAQ: BLKB), the leading provider of software for powering social impact, today announced financial results for its second quarter ended June 30, 2024.
"We continue to execute on our strategic initiatives, and I am optimistic about the opportunities ahead in the near, mid and long-term," said Mike Gianoni, president, CEO and vice chairman of the board of directors, Blackbaud. "Blackbaud is a clear market leader with a path to penetrate even further into a rich market opportunity. The leverage of our financial model allows us to aggressively invest in innovation, which provides great value to our existing customers and increases our ability to attract new prospects. And our strong cash flow enables us to execute on a purposeful and prudent stock repurchase program to improve shareholder value."
Second Quarter 2024 Results Compared to Second Quarter 2023 Results:
•GAAP total revenue was $287.3 million, up 6.0% and non-GAAP organic revenue increased 6.7%.
•GAAP recurring revenue was $281.4 million, up 7.2% and represented 98% of total revenue. Non-GAAP organic recurring revenue increased 7.2%.
•GAAP income from operations was $42.1 million, with GAAP operating margin of 14.7%, an increase of 1,460 basis points.
•Non-GAAP income from operations was $86.1 million, with non-GAAP operating margin of 30.0%, an increase of 260 basis points.
•GAAP net income was $21.8 million, with GAAP diluted earnings per share of $0.42, up $0.38 per share.
•Non-GAAP net income was $55.7 million, with non-GAAP diluted earnings per share of $1.08, up $0.10 per share.
•Non-GAAP adjusted EBITDA was $102.5 million, up $13.7 million, with non-GAAP adjusted EBITDA margin of 35.7%, an increase of 290 basis points.
•GAAP net cash provided by operating activities was $53.8 million, an increase of $0.6 million, with GAAP operating cash flow margin of 18.7%, a decrease of 90 basis points.
•Non-GAAP free cash flow was $32.6 million, a decrease of $4.4 million, with non-GAAP free cash flow margin of 11.4%, a decrease of 220 basis points.
•Non-GAAP adjusted free cash flow was $36.4 million, a decrease of $7.2 million, with non-GAAP adjusted free cash flow margin of 12.7%, a decrease of 340 basis points.
"I'm pleased with our financial performance in the second quarter as our operating plan continues to deliver greatly improved profitable growth," said Tony Boor, executive vice president and CFO, Blackbaud. "In the second quarter, total revenue grew 6.0%, while non-GAAP organic revenue growth was 6.7%. Our Social Sector, representing 88% of total revenue in the quarter, grew even faster at 8.5%. Non-GAAP adjusted EBITDA performance in the quarter was strong with a margin of 35.7%, a 290 basis points increase year over year. With our new $800 million repurchase authorization and ample debt capacity, we plan to be very purposeful about buying back our stock and believe there is no better use of capital than investing back into our business through product innovation and returning money to shareholders at this valuation."
An explanation of all non-GAAP financial measures referenced in this press release, including the Rule of 40, is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP

PRESS RELEASE
financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Recent Company Highlights
•Blackbaud's board of directors reauthorized, expanded and replenished the company’s existing stock repurchase program, raising the total capacity from $500 million to $800 million available for repurchases of the company's common stock.
•Blackbaud recently announced that Dale Strange has taken the reins of the Corporate Impact business and been appointed to the company’s executive leadership team as Tom Davidson, founder of EVERFI, moves to a strategic advisory role.
•Blackbaud was named one of America’s Best Mid-Size Companies 2024 by TIME, ranking 195 out of 500 companies based on employee satisfaction, revenue growth and sustainability transparency.
•At its recent spring Product Update Briefings, Blackbaud announced hundreds of product updates and rolled out new roadmaps, sharing how the company is more deeply connecting customers’ business offices, incorporating AI for greater impact, and delivering a unified view for Raiser’s Edge NXT®.
•Blackbaud made a strategic investment in UBIQ Education, innovators in school websites, to extend Blackbaud’s Total School Solution and offer a native integration with UBIQ’s AMAIS platform, giving customers direct access to a cutting-edge suite of marketing and admissions tools with seamless data integration across the platform.
•Six companies are participating in the July 2024 cohort of Blackbaud’s Social Good Startup Program, bringing innovative solutions to Blackbaud customers—from AI-powered fundraising and content tools to digital assistant chatbots.
•Blackbaud announced its bbcon 2024 tech conference, happening Sept. 24-26 in Seattle.
Visit www.blackbaud.com/newsroom for more information about Blackbaud’s recent highlights.
Financial Outlook
Blackbaud today reiterated its 2024 full year financial guidance:
•GAAP revenue of $1.164 billion to $1.194 billion
•Non-GAAP adjusted EBITDA margin of 32.5% to 33.5%
•Non-GAAP earnings per share of $4.12 to $4.38
•Non-GAAP adjusted free cash flow of $254 million to $274 million
Included in its 2024 full year financial guidance are the following updated assumptions:
•Non-GAAP annualized effective tax rate is expected to be approximately 24.5%
•Interest expense for the year is expected to be approximately $52 million to $56 million
•Fully diluted shares for the year are expected to be approximately 51.0 million to 52.0 million
•Capital expenditures for the year are expected to be approximately $65 million to $75 million, including approximately $60 million to $70 million of capitalized software and content development costs
Blackbaud has not reconciled forward-looking full-year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.

PRESS RELEASE
In order to provide a meaningful basis for comparison, Blackbaud uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software and content development, capital expenditures for property and equipment, plus cash outflows related to the previously disclosed Security Incident discovered in May 2020 (the "Security Incident"). Total costs related to the Security Incident exceeded the limit of our insurance coverage during the first quarter of 2022. For full year 2024, Blackbaud currently expects net cash outlays of $8 million to $13 million for ongoing legal fees related to the Security Incident. In line with the company's policy, all associated costs due to third-party service providers and consultants, including legal fees, are expensed as incurred. Please refer to the section below titled "Non-GAAP Financial Measures" for more information on Blackbaud's use of non-GAAP financial measures.
Stock Repurchase Program
As of July 16, 2024, Blackbaud had approximately $800.0 million remaining under its common stock repurchase program that was expanded, replenished and reauthorized in July 2024.
Conference Call Details
What:    Blackbaud's 2024 Second Quarter Conference Call
When:    July 31, 2024
Time:     8:00 a.m. (Eastern Time)
Live Call:     1-877-407-3088 (US/Canada)
Webcast:    Blackbaud's Investor Relations Webpage
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the leading software provider exclusively dedicated to powering social impact. Serving the nonprofit and education sectors, companies committed to social responsibility and individual change makers, Blackbaud's essential software is built to accelerate impact in fundraising, nonprofit financial management, digital giving, grantmaking, corporate social responsibility and education management. With millions of users and over $100 billion raised, granted or managed through Blackbaud platforms every year, Blackbaud's solutions are unleashing the potential of the people and organizations who change the world. Blackbaud has been named to Newsweek’s list of America’s Most Responsible Companies, Quartz’s list of Best Companies for Remote Workers and Forbes’ list of America’s Best Employers. A remote-first company, Blackbaud has operations in the United States, Australia, Canada, Costa Rica and the United Kingdom, supporting users in 100+ countries. Learn more at www.blackbaud.com, or follow us on X/Twitter, LinkedIn, Instagram, and Facebook.

Investor Contact
IR@blackbaud.com

Media Contact
media@blackbaud.com

PRESS RELEASE
Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the predictability of our financial condition and results of operations. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; cybersecurity and data protection risks and related liabilities; potential litigation involving us; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. Blackbaud uses non-GAAP financial measures internally in analyzing its operational performance. Accordingly, Blackbaud believes these non-GAAP measures are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies.
The non-GAAP financial measures discussed above exclude the impact of certain transactions that Blackbaud believes are not directly related to its operating performance in any particular period, but are for its long-term benefit over multiple periods. Blackbaud believes these non-GAAP financial measures reflect its ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in its business.
While Blackbaud believes these non-GAAP measures provide useful supplemental information, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.
As previously disclosed, beginning in 2024, we apply a non-GAAP effective tax rate of 24.5% when calculating non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP tax rate utilized in future periods will be reviewed annually to determine whether it remains appropriate in consideration of our financial results including our periodic effective tax rate calculated in accordance with GAAP, our operating environment and related tax legislation in effect and other factors deemed necessary. All 2023 measures of non-GAAP net income and non-GAAP diluted earnings per share included in this news release are calculated under Blackbaud's historical non-GAAP effective tax rate of 20.0%.

PRESS RELEASE
Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software and content development, and capital expenditures for property and equipment. In addition, and in order to provide a meaningful basis for comparison, Blackbaud also uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software and content development, and capital expenditures for property and equipment, plus cash outflows related to the Security Incident. Blackbaud believes non-GAAP free cash flow and non-GAAP adjusted free cash flow provide useful measures of the company's operating performance. Non-GAAP free cash flow and Non-GAAP adjusted free cash flow are not intended to represent and should not be viewed as the amount of residual cash flow available for discretionary expenditures.
In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis, non-GAAP organic recurring revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.
Rule of 40 is defined as non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. Non-GAAP adjusted EBITDA is defined as GAAP net income plus interest, net; income tax provision (benefit); depreciation; amortization of intangible assets from business combinations; amortization of software and content development costs; stock-based compensation; employee severance; acquisition and disposition-related costs; restructuring and other real estate activities; Security Incident-related costs; and impairment of capitalized software development costs.

Blackbaud, Inc.
Consolidated Balance Sheets
(Unaudited)

(dollars in thousands, except per share amounts)	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$30,438	$31,251
Restricted cash	800,670	697,006
Accounts receivable, net of allowance of $6,006 and $6,907 at June 30, 2024 and December 31, 2023, respectively	152,832	101,862
Customer funds receivable	2,943	353
Prepaid expenses and other current assets	92,290	99,285
Total current assets	1,079,173	929,757
Property and equipment, net	98,066	98,689
Operating lease right-of-use assets	28,489	36,927
Software and content development costs, net	165,465	160,194
Goodwill	1,053,249	1,053,738
Intangible assets, net	549,521	581,937
Other assets	68,785	51,037
Total assets	$3,042,748	$2,912,279
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$44,038	$25,184
Accrued expenses and other current liabilities	51,682	64,322
Due to customers	802,372	695,842
Debt, current portion	23,786	19,259
Deferred revenue, current portion	427,098	392,530
Total current liabilities	1,348,976	1,197,137
Debt, net of current portion	998,071	760,405
Deferred tax liability	75,397	93,292
Deferred revenue, net of current portion	2,315	2,397
Operating lease liabilities, net of current portion	36,290	40,085
Other liabilities	4,362	10,258
Total liabilities	2,465,411	2,103,574
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 70,883,488 and 69,188,304 shares issued at June 30, 2024 and December 31, 2023, respectively; 51,623,951 and 53,625,440 shares outstanding at June 30, 2024 and December 31, 2023, respectively	71	69
Additional paid-in capital	1,208,624	1,203,012
Treasury stock, at cost; 19,259,537 and 15,562,864 shares at June 30, 2024 and December 31, 2023, respectively	(857,452)	(591,557)
Accumulated other comprehensive income (loss)	175	(1,688)
Retained earnings	225,919	198,869
Total stockholders’ equity	577,337	808,705
Total liabilities and stockholders’ equity	$3,042,748	$2,912,279

Blackbaud, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
Revenue
Recurring	$281,376	$262,390	$552,894	$515,138
One-time services and other	5,910	8,652	13,642	17,657
Total revenue	287,286	271,042	566,536	532,795
Cost of revenue
Cost of recurring	119,810	113,926	238,998	228,426
Cost of one-time services and other	4,890	7,549	11,908	16,161
Total cost of revenue	124,700	121,475	250,906	244,587
Gross profit	162,586	149,567	315,630	288,208
Operating expenses
Sales, marketing and customer success	47,081	53,191	97,946	107,576
Research and development	39,068	36,146	81,870	76,737
General and administrative	33,443	59,148	81,197	111,986
Amortization	902	788	1,806	1,562
Total operating expenses	120,494	149,273	262,819	297,861
Income (loss) from operations	42,092	294	52,811	(9,653)
Interest expense	(15,715)	(11,167)	(25,991)	(21,829)
Other income, net	3,310	2,778	6,657	4,785
Income (loss) before provision (benefit) for income taxes	29,687	(8,095)	33,477	(26,697)
Income tax provision (benefit)	7,883	(10,200)	6,427	(14,101)
Net income (loss)	$21,804	$2,105	$27,050	$(12,596)
Earnings (loss) per share
Basic	$0.43	$0.04	$0.53	$(0.24)
Diluted	$0.42	$0.04	$0.52	$(0.24)
Common shares and equivalents outstanding
Basic weighted average shares	50,747,337	52,642,411	51,399,853	52,389,112
Diluted weighted average shares	51,677,418	53,643,124	52,371,927	52,389,112
Other comprehensive (loss) income
Foreign currency translation adjustment	$339	$3,055	$(846)	$5,213
Unrealized (loss) gain on derivative instruments, net of tax	(1,386)	5,383	2,709	(5,309)
Total other comprehensive (loss) income	(1,047)	8,438	1,863	(96)
Comprehensive income (loss)	$20,757	$10,543	$28,913	$(12,692)

Blackbaud, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended June 30,
(dollars in thousands)	2024	2023
Cash flows from operating activities
Net income (loss)	$27,050	$(12,596)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	60,553	53,622
Provision for credit losses and sales returns	519	3,798
Stock-based compensation expense	57,856	63,289
Deferred taxes	(18,810)	(33,101)
Amortization of deferred financing costs and discount	984	963
Loss on disposition of business	1,561	—
Other non-cash adjustments	2,462	(1,569)
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	(53,062)	(69,624)
Prepaid expenses and other assets	(2,473)	9,470
Trade accounts payable	19,146	(3,431)
Accrued expenses and other liabilities	(13,579)	11,948
Deferred revenue	36,228	52,233
Net cash provided by operating activities	118,435	75,002
Cash flows from investing activities
Purchase of property and equipment	(6,118)	(2,779)
Capitalized software and content development costs	(28,392)	(28,756)
Net cash used in disposition of business	(1,179)	—
Other investing activities	(5,029)	—
Net cash used in investing activities	(40,718)	(31,535)
Cash flows from financing activities
Proceeds from issuance of debt	1,211,600	158,000
Payments on debt	(966,680)	(171,824)
Debt issuance costs	(6,458)	—
Employee taxes paid for withheld shares upon equity award settlement	(54,483)	(33,687)
Change in due to customers	106,851	61,313
Change in customer funds receivable	(2,577)	(3,359)
Purchase of treasury stock	(262,596)	—
Net cash provided by financing activities	25,657	10,443
Effect of exchange rate on cash, cash equivalents and restricted cash	(523)	2,489
Net increase in cash, cash equivalents and restricted cash	102,851	56,399
Cash, cash equivalents and restricted cash, beginning of period	728,257	733,931
Cash, cash equivalents and restricted cash, end of period	$831,108	$790,330
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	June 30, 2024	December 31, 2023
Cash and cash equivalents	$30,438	$31,251
Restricted cash	800,670	697,006
Total cash, cash equivalents and restricted cash in the statement of cash flows	$831,108	$728,257

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
GAAP Revenue	$287,286	$271,042	$566,536	$532,795

GAAP gross profit	$162,586	$149,567	$315,630	$288,208
GAAP gross margin	56.6%	55.2%	55.7%	54.1%
Non-GAAP adjustments:
Add: Stock-based compensation expense	3,377	4,143	7,151	8,097
Add: Amortization of intangibles from business combinations	14,639	13,136	29,302	26,247
Add: Employee severance	—	54	—	797
Subtotal	18,016	17,333	36,453	35,141
Non-GAAP gross profit	$180,602	$166,900	$352,083	$323,349
Non-GAAP gross margin	62.9%	61.6%	62.1%	60.7%

GAAP income (loss) from operations	$42,092	$294	$52,811	$(9,653)
GAAP operating margin	14.7%	0.1%	9.3%	(1.8)%
Non-GAAP adjustments:
Add: Stock-based compensation expense	24,286	33,364	57,856	63,289
Add: Amortization of intangibles from business combinations	15,541	13,924	31,108	27,809
Add: Employee severance	—	632	—	4,954
Add: Acquisition and disposition-related costs	2,398	(849)	4,653	(230)
Add: Security Incident-related costs(1)	1,822	26,777	12,145	44,560
Subtotal	44,047	73,848	105,762	140,382
Non-GAAP income from operations	$86,139	$74,142	$158,573	$130,729
Non-GAAP operating margin	30.0%	27.4%	28.0%	24.5%

GAAP income (loss) before provision (benefit) for income taxes	$29,687	$(8,095)	$33,477	$(26,697)
GAAP net income (loss)	$21,804	$2,105	$27,050	$(12,596)

Shares used in computing GAAP diluted earnings (loss) per share	51,677,418	53,643,124	52,371,927	52,389,112
GAAP diluted earnings (loss) per share	$0.42	$0.04	$0.52	$(0.24)

Non-GAAP adjustments:
Add: GAAP income tax provision (benefit)	7,883	(10,200)	6,427	(14,101)
Add: Total non-GAAP adjustments affecting income from operations	44,047	73,848	105,762	140,382
Non-GAAP income before provision for income taxes	73,734	65,753	139,239	113,685
Assumed non-GAAP income tax provision(2)	18,065	13,151	34,114	22,737
Non-GAAP net income	$55,669	$52,602	$105,125	$90,948

Shares used in computing non-GAAP diluted earnings per share	51,677,418	53,643,124	52,371,927	53,168,985
Non-GAAP diluted earnings per share	$1.08	$0.98	$2.01	$1.71

(1)Includes Security Incident-related costs incurred during the three and six months ended June 30, 2024 of $1.8 million and $12.1 million, respectively, which includes approximately $0.0 million and $7.0 million, respectively, in recorded liabilities for loss contingencies, and during the three and six months ended June 30, 2023 of $26.8 million and $44.6 million, respectively, which included approximately $19.8 million and $30.0 million, respectively, in recorded aggregate liabilities for loss contingencies. Recorded expenses consisted primarily of payments to third-party service providers and consultants, including legal fees, as well as settlements of customer claims, negotiated settlements and accruals for certain loss contingencies. Not included in this adjustment were costs associated with enhancements to our cybersecurity program. For full year 2024, we currently expect pre-tax expenses of approximately $5 million to $10 million and cash outlays of approximately $8 million to $13 million for ongoing legal fees related to the Security Incident. Not included in these ranges are our previous settlements or current accruals for loss contingencies related to the matters discussed below. In line with our policy, legal fees are expensed as incurred. As of June 30, 2024, we have recorded approximately $8.5 million in aggregate liabilities for loss contingencies, which included $6.8 million for our settlement with the Attorney General of the State of California on June 13, 2024, and other accruals based primarily on recent negotiations with certain customers related to the Security Incident that we believe we can reasonably estimate. It is reasonably possible that our estimated or actual losses may change in the near term for those matters and be materially in excess of the amounts accrued, but we are unable at this time to reasonably estimate the possible additional loss. There are other Security Incident-related matters, including customer claims, customer constituent class actions and governmental investigations, for which we have not recorded a liability for a loss contingency as of June 30, 2024 because we are unable at this time to reasonably estimate the possible loss or range of loss. Each of these matters could, separately or in the aggregate, result in an adverse judgment, settlement, fine, penalty or other resolution, the amount, scope and timing of which we are currently unable to predict, but could have a material adverse impact on our results of operations, cash flows or financial condition.
(2)Beginning in 2024, we now apply a non-GAAP effective tax rate of 24.5% when calculating non-GAAP net income and non-GAAP diluted earnings per share. For the three and six months ended June 30, 2023, the tax impact related to non-GAAP adjustments is calculated under our historical non-GAAP effective tax rate of 20.0%.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
GAAP revenue(1)	$287,286	$271,042	$566,536	$532,795
GAAP revenue growth	6.0%		6.3%
Less: Non-GAAP revenue from divested businesses(2)	—	(1,851)	—	(2,497)
Non-GAAP organic revenue(2)	$287,286	$269,191	$566,536	$530,298
Non-GAAP organic revenue growth	6.7%		6.8%

Non-GAAP organic revenue(3)	$287,286	$269,191	$566,536	$530,298
Foreign currency impact on non-GAAP organic revenue(4)	(195)	—	(1,106)	—
Non-GAAP organic revenue on constant currency basis(4)	$287,091	$269,191	$565,430	$530,298
Non-GAAP organic revenue growth on constant currency basis	6.6%		6.6%

GAAP recurring revenue	$281,376	$262,390	$552,894	$515,138
GAAP recurring revenue growth	7.2%		7.3%
Less: Non-GAAP recurring revenue from divested businesses(2)	—	—	—	—
Non-GAAP organic recurring revenue(3)	$281,376	$262,390	$552,894	$515,138
Non-GAAP organic recurring revenue growth	7.2%		7.3%

Non-GAAP organic recurring revenue(2)	$281,376	$262,390	$552,894	$515,138
Foreign currency impact on non-GAAP organic recurring revenue(4)	(197)	—	(1,065)	—
Non-GAAP organic recurring revenue on constant currency basis(4)	$281,179	$262,390	$551,829	$515,138
Non-GAAP organic recurring revenue growth on constant currency basis	7.2%		7.1%
(1)Includes EVERFI revenue of $23.8 million and $27.3 million for the three months ended June 30, 2024 and 2023, respectively, and $47.3 million and $54.2 million for the six months ended June 30, 2024 and 2023, respectively.
(2)Non-GAAP revenue from divested businesses excludes revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested business with the results of the combined company for the same period of time in both the prior and current periods.
(3)Non-GAAP organic revenue and non-GAAP organic recurring revenue for the prior year periods presented herein may not agree to non-GAAP organic revenue and non-GAAP organic recurring revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth are calculated.
(4)To determine non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and Euro.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023
GAAP net income (loss)	$21,804	$2,105	$27,050	$(12,596)
Non-GAAP adjustments:
Add: Interest, net	12,900	8,859	21,128	18,285
Add: GAAP income tax provision (benefit)	7,883	(10,200)	6,427	(14,101)
Add: Depreciation	3,253	3,272	6,328	6,608
Add: Amortization of intangibles from business combinations	15,541	13,924	31,108	27,809
Add: Amortization of software and content development costs(1)	12,639	10,934	24,729	21,540
Subtotal	52,216	26,789	89,720	60,141
Non-GAAP EBITDA	$74,020	$28,894	$116,770	$47,545
Non-GAAP EBITDA margin(2)	25.8%		20.6%

Non-GAAP adjustments:
Add: Stock-based compensation expense	24,286	33,364	57,856	63,289
Add: Employee severance	—	632	—	4,954
Add: Acquisition and disposition-related costs(3)	2,398	(849)	4,653	(230)
Add: Security Incident-related costs(3)	1,822	26,777	12,145	44,560
Subtotal	28,506	59,924	74,654	112,573
Non-GAAP adjusted EBITDA	$102,526	$88,818	$191,424	$160,118
Non-GAAP adjusted EBITDA margin(4)	35.7%		33.8%

Rule of 40(5)	42.4%		40.6%

Non-GAAP adjusted EBITDA	102,526	88,818	191,424	160,118
Foreign currency impact on Non-GAAP adjusted EBITDA(6)	(88)	574	(503)	1,871
Non-GAAP adjusted EBITDA on constant currency basis(6)	$102,438	$89,392	$190,921	$161,989
Non-GAAP adjusted EBITDA margin on constant currency basis	35.7%		33.8%

Rule of 40 on constant currency basis(7)	42.3%		40.4%
(1)Includes amortization expense related to software and content development costs, and amortization expense from capitalized cloud computing implementation costs.
(2)Measured by GAAP revenue divided by non-GAAP EBITDA.
(3)See additional details in the reconciliation of GAAP to Non-GAAP operating income above.
(4)Measured by non-GAAP organic revenue divided by non-GAAP adjusted EBITDA.
(5)Measured by non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. See Non-GAAP organic revenue growth table above.
(6)To determine non-GAAP adjusted EBITDA on a constant currency basis, non-GAAP adjusted EBITDA from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and Euro.
(7)Measured by non-GAAP organic revenue growth on constant currency basis plus non-GAAP adjusted EBITDA margin on constant currency basis.

(dollars in thousands)	Six months ended June 30,
	2024	2023
GAAP net cash provided by operating activities	$118,435	$75,002
GAAP operating cash flow margin	20.9%	14.1%
Non-GAAP adjustments:
Less: purchase of property and equipment	(6,118)	(2,779)
Less: capitalized software and content development costs	(28,392)	(28,756)
Non-GAAP free cash flow	$83,925	$43,467
Non-GAAP free cash flow margin	14.8%	8.2%
Non-GAAP adjustments:
Add: Security Incident-related cash flows	5,822	15,822
Non-GAAP adjusted free cash flow	$89,747	$59,289
Non-GAAP adjusted free cash flow margin	15.8%	11.1%